EXHIBIT 21

Jurisdiction of
Name of Subsidiary	Incorporation
71 Hanover Florham Park Associates LLC	New Jersey
ADP Atlantic, Inc.	Delaware
ADP Belgium CVA	Belgium
ADP Clearing do Brasil Ltda.	Brazil
ADP Broker-Dealer, Inc.	New Jersey
ADP Brokerage International Limited	United Kingdom
ADP Canada Co.	Canada
ADP Clearing & Outsourcing Services, Inc.	Delaware
ADP Commercial Leasing, LLC	Delaware
ADP Dealer Services Deutschland GmbH	Germany
ADP Dealer Services France SAS	France
ADP Dealer Services Italia s.r.l.	Italy
ADP Dealer Services UK Limited	United Kingdom
ADP East, Inc.	Delaware
ADP Employer Services GmbH	Germany
ADP Europe S.A.	France
ADP France SAS	France
ADP Financial Information Services, Inc.	Delaware
ADP GlobalView B.V.	Netherlands
ADP GSI Espana S.A.	Spain
ADP GSI France SAS	France
ADP, Inc.	Delaware
ADP Indemnity, Inc.	Vermont
ADP Investor Communication Services, Inc.	Delaware
ADP Investor Communications Corporation	Canada
ADP Nederland B.V.	Netherlands
ADP Network Services International, Inc.	Delaware
ADP Network Services Limited	United Kingdom
ADP of North America, Inc.	Delaware
ADP of Roseland, Inc.	Delaware
ADP Output Services, Inc.	Delaware
ADP Pacific, Inc.	Delaware
ADP Payroll Services, Inc.	Delaware
ADP Screening and Selection Services, Inc.	Colorado
ADP South, Inc.	Delaware
ADP Tax Services, Inc.	Delaware
ADP TotalSource Group, Inc.	Florida
ADP Wilco Limited	United Kingdom
Automatic Data Processing Limited	Australia
Automatic Data Processing Limited (UK)	United Kingdom
Automatic Data Processing SPRL	Belgium
Automotive Directions, Inc.	Wisconsin
Autosys GmbH	Germany
Business Management Software Limited	United Kingdom
Digital Motorworks Holdings, Inc.	Texas
GSI Transport Tourisme S.A.	France
Kerridge Computer Company Ltd	United Kingdom
ProBusiness Services, Inc.	Delaware

In accordance with Item 601(b)(21) of Regulation S-K, the Company has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of June 30, 2006.